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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Flexible Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan of Informatica Corporation of our report dated February 2, 1999, with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation, included in its Registration Statement (Form S-1, No 333-72677) and related Prospectus, filed with the Securities and Exchange Commission.

                                            /S/ ERNST & YOUNG LLP

Palo Alto, California
October 21, 1999